UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2008

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina		28269
(Address of Principal Executive Offices)		(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Polymer Group, Inc. (the “Company”) has entered into separate Change in Control Severance Compensation Agreements (each, an “Agreement”) with each of the following officers (each, an “Officer”): Willis C. Moore, III, Chief Financial Officer, and Mike Hale, Chief Operating Officer.  Each Agreement is effective as of January 23, 2008 and expires on December 31, 2009, subject to extension as described below.  Each Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for an Officer’s death, disability, attainment of retirement age, and performance-related matters.  In the event of a Change in Control (as defined in the Agreements), each Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the Officer’s death, disability, or retirement.

For purposes of the Agreements, a Change in Control is defined as the occurrence of certain specified events, including certain changes in voting control, changes in the composition of the Board of Directors of the Company, consummation of certain business combinations, liquidation, or a sale of substantially all of the assets of the Company.

If a Change in Control occurs during the term of an Agreement, then the applicable Officer becomes entitled, upon the subsequent termination of his employment, to receive Change in Control benefits, unless the termination is (i) by the Officer other than for “good reason,” (ii) by the Company for “cause” or because of the Officer’s disability, or (iii) because of the Officer’s death or attainment of retirement age.  Change in Control benefits include, among other things, the right to receive a lump sum payment of cash equal to the sum of (i) 24 times the Officer’s monthly base salary at the rate in effect at the time a notice of termination of employment is given plus (ii) 2 times the greater of (x) the Officer’s annual bonus earned for the most-recently completed fiscal year of the Company and (y) the Officer’s annual target bonus for the year that includes the date of termination (the “Severance Payment”).  Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the Officer under the 2005 Employee Restricted Stock Plan, continuation of life and medical insurance plans for the Officer for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the Officer as a result of termination, and payment of reasonable costs of outplacement services (not to exceed $15,000).  In the absence of a Change of Control, and subject to certain conditions, each Officer shall receive only the Severance Payment.

As consideration for any benefits, each Officer is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to the Company all intellectual property related to the Company that is generated by the Officer, and adhere to certain non-competition and non-solicitation obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Daniel L. Rikard
Date: January 25, 2008	Daniel L. Rikard
Vice President, General Counsel and Secretary